EXHIBIT 16

                   GOLDSTEIN GOLUB KESSLER LLP
          Certified Public Accountants and Consultants








                                   February 28, 2005



U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

               Re:  Micronetics, Inc.

Ladies and Gentlemen:

We have reviewed the statements made by Micronetics, Inc. (copy attached) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Micronetics, Inc.'s Form 8-K Current Report dated
February 22, 2005. We agree with the statements concerning Goldstein Golub Kessler LLP contained in such Form 8-K.

                                  Very truly yours,

                                  /S/GOLDSTEIN GOLUB KESSLER LLP



  1185 Avenue of the Americas Suite 500 New York, NY 10036-2602
        TEL 212 372 1800 FAX 212 372 1801  www.ggkllp.com